Exhibit 99.1
Carter Validus Mission Critical REIT II, Inc.
Announces Retirement of Lisa A. Drummond
and Appointment of Two Additional Members to the Board of Directors

Tampa, FL – July 25, 2018 - Carter Validus Mission Critical REIT II, Inc. (the “Company”), a public non-traded real estate investment trust ("REIT"), announces that Lisa A. Drummond will retire from her role as Chief Operating Officer and Secretary of the Company on or before December 31, 2018, positions she has held since the Company's formation in February 2013. Ms. Drummond also serves as Chief Operating Officer and Secretary of Carter Validus Advisors II, LLC, the external advisor of the Company, and will retire from such positions on or before December 31, 2018.

Ms. Drummond stated, “I am grateful for the opportunity to have been part of the Company’s leadership team since its formation and to have helped create a market-leading REIT. I look forward to seeing the continuing successful execution of the Company’s strategy by our existing group of talented professionals.”

“All of us at Carter Validus would like to thank Lisa for her significant contribution to the Company since its formation. I have full confidence that we will continue to successfully execute on our strategy and realize the best possible outcomes for our stockholders,” stated Michael A. Seton, Chief Executive Officer and President.

In accordance with the Company's policies and procedures, the Company's management team and board of directors are implementing a succession plan in preparation for Ms. Drummond’s departure.

Appointment of Two Additional Members to Board of Directors

The Company is pleased to announce the board of directors' appointment of two additional directors, effective July 24, 2018.

Michael A. Seton, the Company's Chief Executive Officer and President, was appointed as a member of the board of directors.

Roger Pratt was appointed as a member of the board of directors and a member of the Audit Committee. The Board determined that Mr.Pratt qualifies as an independent director. Mr. Pratt currently serves as a Senior Advisor to the Elite International Investment Fund, and Executive in Residence at the Steers Center for Global Real Estate at Georgetown University’s McDonough School of Business.

About Carter Validus Mission Critical REIT II, Inc.

Carter Validus Mission Critical REIT II, Inc. is a public, non-traded Maryland corporation headquartered in Tampa, Florida that has elected to be taxed, and believes it qualifies, as a real estate investment trust.

Carter Validus Mission Critical REIT II, Inc. intends to continue to acquire mission critical real estate assets located throughout the United States and abroad. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. Carter Validus Mission Critical REIT II, Inc., intends to continue to focus its acquisitions on mission critical assets in the data center and healthcare property sectors.

Media Contact
Cindy Etheredge
Marketing Director, Carter Validus
813-316-4323
cetheredge@cvreit.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.